UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2023

Permianville Royalty Trust

(Exact name of registrant as specified in its charter)

Delaware	001-35333	45-6259461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee 601 Travis Street 16th Floor Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 236-6555

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Units of Beneficial Interest	PVL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting (the “Special Meeting”) of the unitholders of Permianville Royalty Trust (the “Trust”) was held on July 19, 2023, at which the following proposals were voted upon by the Trust’s unitholders: (1) a transaction pursuant to which (a) COERT Holdings 1, LLC, the sponsor of the Trust, will sell its interests in certain oil and natural gas properties that constitute part of the oil and natural gas properties burdened by the net profits interest held by the Trust, (b) the Trust will release the related net profits interest associated with such oil and natural gas properties, and (c) the net proceeds received by the Trust with respect to such sale will be distributed to the unitholders; (2) amendments to the Amended and Restated Trust Agreement of the Trust, dated as of November 3, 2011, as amended, to raise certain threshold requirements for a vote of unitholders in connection with similar future transactions; (3) amendments to the Conveyance of Net Profits Interest, executed as of November 8, 2011, from Enduro Operating LLC, a Delaware limited liability company, to Enduro Texas LLC, a Texas limited liability company, as supplemented and amended to date, to raise certain threshold requirements for a vote of unitholders in connection with similar future transactions; and (4) an adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the foregoing proposals.

Proposal 1

The final voting results with respect to Proposal 1 were as follows:

For	Against	Abstain	Broker Non-Votes
18,464,114	1,603,596	434,848	1,733

To be approved, Proposal 1 required the affirmative vote of unitholders who, as of the record date for the Special Meeting, held Trust units representing a majority of the outstanding Trust units. As of the record date, there were 33,000,000 Trust units outstanding and entitled to vote at the Special Meeting. Accordingly, Proposal 1 was approved, as unitholders owning approximately 56.0% of the outstanding Trust units voted for the proposal.

Proposal 2

The final voting results with respect to Proposal 2 were as follows:

For	Against	Abstain	Broker Non-Votes
18,076,943	1,822,891	602,158	2,299

To be approved, Proposal 2 required the affirmative vote of unitholders who, as of the record date for the Special Meeting, held Trust units representing at least 75% of the outstanding Trust units. Accordingly, Proposal 2 was not approved, as unitholders owning only approximately 54.8% of the outstanding Trust units voted for the proposal.

Proposal 3

The final voting results with respect to Proposal 3 were as follows:

For	Against	Abstain	Broker Non-Votes
18,076,800	1,840,750	585,142	1,599

To be approved, Proposal 3 required the affirmative vote of unitholders who, as of the record date for the Special Meeting, held Trust units representing at least 75% of the outstanding Trust units. Accordingly, Proposal 3 was not approved, as unitholders owning only approximately 54.8% of the outstanding Trust units voted for the proposal.

Proposal 4

The final voting results with respect to Proposal 4 were as follows:

For	Against	Abstain	Broker Non-Votes
18,239,968	1,706,125	550,094	8,104

To be approved, Proposal 4 required the affirmative vote of unitholders who, as of the record date for the Special Meeting, held Trust units representing a majority of the outstanding Trust units. Accordingly, Proposal 4 was approved, as unitholders owning approximately 55.3% of the outstanding Trust units voted for the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Permianville Royalty Trust

	By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: July 20, 2023		By:	/s/ Sarah Newell
Sarah Newell
Vice President